ISI CONTROLS, LTD.
(A TEXAS LIMITED PARTNERSHIP)

SUBORDINATED PROMISSORY NOTE

$3,515,000.00	January 31, 2008

San Antonio, Texas

FOR VALUE RECEIVED, ISI Controls, Ltd. (the “Maker”) promises to pay to JEFFREY E. CORCORAN and JANELL D. CORCORAN at N100 Craftsmen Drive, Greenville, Wisconsin, 54942 (“Holder”), owners of all of issued and outstanding units of ownership of COM-TEC SECURITY, LLC (“COM-TEC”) in lawful money of the United States of America the principal sum of THREE MILLION FIVE HUNDRED FIFTEEN THOUSAND DOLLARS ($3,515,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 7.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) April 1, 2011 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. Until the Maturity Date, payments shall be due and payable in accordance with the Payment Schedule attached hereto as Schedule A. This Note is issued pursuant to the Unit Purchase Agreement effective January 31, 2008 (as previously or hereafter amended, modified or supplemented, the “Purchase Agreement”) between the Maker and COM-TEC, and is guaranteed by affiliates of the Maker pursuant to Guaranty Agreements of even date herewith. Notwithstanding anything to the contrary contained herein, the Note and all principal and accrued interest shall be due and payable on the Maturity Date. Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate which would otherwise be applicable, plus five (5) percentage points.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Maker” includes the limited partnership initially executing this Note and any Person which shall succeed to or assume the obligations of the Maker under this Note.

(b) “Event of Default” has the meaning given in Section 5 hereof.

(c) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall, at the time, be the registered holder of this Note.

(d) “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(e) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Maker to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Maker hereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock Maker, a limited liability Maker, an unincorporated association, a joint venture or other entity or a governmental authority.

(g) “Securities Act” shall mean the Securities Act of 1933, as amended.

(h) Senior Indebtedness” means, all principal of (and premium, if any) and interest on all indebtedness of Maker, whether outstanding on the date of this Note or thereafter created, incurred or assumed, arising only under (i) that certain Amended and Restated Loan and Security Agreement by and between LaSalle Bank, NA, and ISI Security Group, Inc. dated as of January 23, 2008, as it has been and may be amended from time to time, and (ii) that certain Note and Warrant Purchase Agreement (the “Blair Indebtedness”) by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Maker, and affiliates of Maker party thereto dated as of October 22, 2004, as it has been and may be amended from time to time (collectively, the “Senior Indebtedness”). Senior Indebtedness shall include any such indebtedness or any notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. No other indebtedness of the Maker shall be considered Senior Indebtedness.

(i) “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Maker, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Maker, (c) any other entity included in the financial statements of the Maker on a consolidated basis.

2. Interest. Accrued interest on this Note shall be payable in accordance with Schedule A until the outstanding principal amount hereof shall be paid in full. Any accrued but unpaid interest on this Note shall be payable at the time this Note is paid in full.

3. Prepayment. Full or partial prepayment of this Note is permitted at any time without penalty. Unless otherwise agreed to by Lender at the time of payment, any payment shall be applied first against interest accrued to the date of such payment and then to principal. In the event of prepayment by Maker, such principal amounts being paid shall be applied to principal installments due under this Note in the inverse order in which they are due, and shall not defer any succeeding installments of principal or interest due hereunder. Maker agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Maker sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Maker will remain obligated to pay any further amount owed to Lender.

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full of all of the Maker’s Senior Indebtedness, whether now or hereafter existing. Holder hereby agrees to execute and deliver such documents as may be reasonably requested from time to time by the Maker or a holder of any Senior Indebtedness, including customary forms of subordination agreement requested from time to time by a holder of Senior Indebtedness, in order to implement Section 4 hereof. The Maker may require that the Holder execute such documents as a condition to the Holder’s rights hereunder.

5. Events of Default. Upon the occurrence of any one or more of the following events of default:
A. Maker fails to pay any amount when due and such default remains uncured for a period of five (5) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

B. Any representation or warranty made under this Note or in the Unit Purchase Agreement, or information provided by Maker to Lender in connection with this Note or the Unit Purchase Agreement is or was false or fraudulent in any material respect;

C. A material adverse change occurs in Maker’s financial condition;

D. Maker fails to timely observe or perform any of the non-monetary covenants or duties contained in this Note or the Unit Purchase Agreement, and such event shall remain uncured for a period of fourteen (14) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

E. Maker fails to timely observe or perform any of the covenants or duties contained in the Lease Agreement, executed on even date herewith (the “Lease”) by and between Lender and Maker, which such default shall occur on or before the second anniversary of the Commencement Date, as defined in the Lease, and such default under the Lease shall remain uncured for a period fourteen (14) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

F. Any guaranty of Maker’s obligations under this Note is revoked or becomes unenforceable for any reason; or

G. Maker or a surety or guarantor of this Note ceases to exist;

H. An event of default occurs under any agreement securing this Note, and such event shall remain uncured for a period of fourteen (14) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to Maker by Lender;

then the unpaid balance and all accrued interest shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker, surety, endorser or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender’s receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender’s rights and remedies upon such default.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 5(b) or 5(c)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Maker, declare all outstanding Obligations payable by the Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 5(b) and 5(c), immediately and without notice, all outstanding Obligations payable by the Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both, and shall be entitled to recover all costs, fees and expenses incurred as a result of such Event of Default, including but not limited to all reasonable attorneys fees.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 below, the rights and obligations of the Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Maker and Holder.

9. Assignment. With respect to any offer, sale or other disposition of this Note Holder will give written notice to the Maker prior thereto, describing briefly the manner thereof, together with, a written opinion of Holder’s counsel, or other evidence reasonably satisfactory to the Maker, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other reasonably satisfactory evidence, the Maker, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note, in accordance with the terms of the notice delivered to the Maker. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Maker, the Maker shall so notify Holder promptly after such determination has been made, stating with reasonable specificity the reason(s) for such determination. The Note shall bear the following legend (or a substantially similar legend) unless in the opinion of counsel for the Maker, such legend is not required in order to ensure compliance with the Securities Act:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

10. The Maker or Argyle may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the forgoing, Holder (or any assignee of the Holder permitted pursuant to the Section 10) may, after the expiration of six months following the Closing Date of the Purchase Agreement, transfer or assign all or any portion of this Note, upon 5 days advance written notice to the Maker, to any of the following entities, without securing prior approval from the Maker: (i) the Maker; (ii) any affiliate of the Holder; or (iii) any Immediate Family Member of Holder's assignee. As used herein the term "Immediate Family Member" shall mean, with respect to a natural person, any spouse, sibling, or child of such natural person, and any trust, custodianship, guardianship, family limited partnership or similar entity created for the primary benefit of one or more of the forgoing individuals..

11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth below, or at such other address or facsimile number as shall have been furnished to the receiving party in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or by email (with evidence of delivery or confirmation), (iv) one business day after being deposited with a reliable overnight courier service, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

If to the Maker:	ISI Controls, Ltd.
12903 Delivery Drive
San Antonio, TX 78247
Attention: Sam Youngblood
Facsimile: (210) 495-5613
email: syoungblood@isidet.com

with a copy to:	K&L Gates
111 Congress Avenue, Suite 900
Austin, Texas 78701
Attention: D. Hull Youngblood, Jr.
Facsimile: (512) 482-6859
email: hull.youngblood@klgates.com

If to Holder:	c/o Corcoran Glass & Paint, Inc.
N100 Craftsmen Drive
Greenville, WI 54942
Attn: Jeffrey E. Corcoran
Facsimile: (920) 757-9902

with a copy to:	Metzler, Timm, Treleven & Hermes, S.C.
222 Cherry Street
Green Bay, WI 54301-4223
Attn: David J. Timm
Facsimile: (920)435-8866

12. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13. Waivers. The Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Any proceeding brought herewith shall be brought in state or federal Court located in Brown County, Wisconsin, and all parties waive any objections to venue in Brown County, Wisconsin.

15. Subordination Legends.

The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) created as of January 31, 2008, among, without limitation, Jeffrey Corcoran and Janell Corcoran (“Subordinated Lender”), ISI Controls, Ltd., a Texas limited partnership and LaSalle Bank National Association, a national banking association (“Senior Lender”) to the obligations (including interest) owed by ISI Security Group, Inc., a Delaware corporation, to the holders of all of the notes issued pursuant to that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, between ISI Security Group, Inc. and Senior Lender, as such Agreement may be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

The obligations evidenced hereby are subordinate to the obligations (including interest) owed by Maker and affiliates of Maker to the holders of all of the notes issued pursuant to that certain Note and Warrant Purchase Agreement by and among William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership, Maker and affiliates of Maker party thereto dated as of October 22, 2004, as such Agreement may be supplemented, modified, restated or amended from time to time.

[Signature Page Follows]

The Maker has caused this Note to be issued as of the date first written above.

MAKER:
ISI Controls, Ltd.
By:	Metroplex Control Systems, Inc.
Its:	Sole General Partner

By:	/s/ Sam Youngblood
Name:	Sam Youngblood
Title:	CEO

AGREED AND ACCEPTED BY:

HOLDER:

/s/ Jeffrey E. Corcoran
Jeffrey E. Corcoran

/s/ Janell D. Corcoran
Janell D. Corcoran

[Signature Page to Subordinated Promissory Note]

Schedule A

Payment Schedule

1. Interest only payments made for each three-month period beginning on May 1, 2008, and August 1, 2008 as follows:

Due Date	Amount	Ending Prin Bal
May 1, 2008	$59,995.75	$3,515,000
August 1, 2008	$62,018.08	$3,515,000

2. A single principal payment of One Hundred Thousand Dollars ($100,000.00) shall be due and payable on December 15, 2008; and

3. Level principal and interest payments in the cumulative amount of $128,058.00 due monthly beginning on the 1st day of August 2008 and continuing monthly thereafter on the first day of each month for 5 consecutive months, through December 1, 2008; then level principal and interest payments in the cumulative amount of $123,748 due monthly beginning on the 1st day of January 2009 and continuing monthly thereafter on the first day of each month through December 1, 2008, then for 25 consecutive months. The payment schedule for 30 consecutive months shall be as follows:

Due Date	Beginning Balance	Interest	Payment	End Balance
8-1-2008	$3,515,000	$20,504	$128,058	$3,407,446
9-1-2008	3,407,446	19,877	128,058	3,299,265
10-1-2008	3,299,265	19,246	128,058	3,190,452
11-1-2008	3,190,452	18,611	128,058	3,081,005
12-1-2008	3,081,005	17,973	128,058	2,970,919
12-15-2008*	2,970,919	0	100,000	2,870,919
1-1-2009	2,870,919	16,747	123,748	$2,763,918
2-1-2009	2,763,918	16,123	123,748	2,656,293
3-1-2009	2,656,293	15,495	123,748	2,548,041
4-1-2009	2,548,041	14,864	123,748	2,439,157
5-1-2009	2,439,157	14,228	123,748	2,329,637
6-1-2009	2,329,637	13,590	123,748	2,219,479
7-1-2009	2,219,479	12,947	123,748	2,108,678
8-1-2009	2,108,678	12,301	123,748	1,997,231
9-1-2009	1,997,231	11,651	123,748	1,885,134
10-1-2009	1,885,134	10,997	123,748	1,772,383
11-1-2009	1,772,383	10,339	123,748	1,658,974
12-1-2009	1,658,974	9,677	123,748	1,544,903
1-1-2010	1,544,903	9,012	123,748	1,430,168
2-1-2010	1,430,168	8,343	123,748	1,314,763
3-1-2010	1,314,763	7,669	123,748	1,198,684
4-1-2010	1,198,684	6,992	123,748	1,081,929
5-1-2010	1,081,929	6,311	123,748	964,492
6-1-2010	964,492	5,626	123,748	846,371
7-1-2010	846,371	4,937	123,748	727,560
8-1-2010	727,560	4,244	123,748	608,056
9-1-2010	608,056	3,547	123,748	487,856
10-1-2010	487,856	2,846	123,748	366,954
11-1-2010	366,954	2,141	123,748	245,347
12-1-2010	245,347	1,431	123,748	123,030
1-1-2011	123,030	718	123,748	0

1. * Special one-time payment of $100,000 toward principal

The final payment has been adjusted to account for the remaining indebtedness.